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                                                                   EXHIBIT 10.08

                                 LEASE AGREEMENT

                               ARTICLE I - PARTIES


         This Lease Agreement (hereinafter "Lease" or "Agreement") made this _____ day of ___________, 2004.

         Cedar-Franklin Village LLC, a Delaware limited liability company, having an office c/o Cedar Shopping Centers Partnership, L.P., 44 South Bayles Avenue, Port Washington, New York 11050 (hereinafter "LANDLORD") which expression shall include their heirs, successors, and assigns where the context so admits, does hereby lease to Calarese Properties, Inc., a Massachusetts corporation with an address at 1000 Franklin Village Drive, Franklin, Massachusetts 02031 (hereinafter "TENANT"), which expression shall include their heirs, successors, and assigns where the context so admits, and the TENANT hereby leases from the LANDLORD the following described premises:

                          ARTICLE II - LEASED PREMISES

         Suite 301 in the Executive Center at Franklin Village, (hereinafter the "Office Building") Route 140, Franklin, Massachusetts, consisting of approximately One Thousand Seven Hundred Eighty Six (1,786) square feet inside the Office Building currently occupied by Calarese Development Corporation (hereinafter the "Leased Premises") , together with the right to use, in common with others entitled thereto, the hallways, stairways and elevators necessary for access to the Leased Premises and lavatories nearest thereto, along with the right to use, in common with others entitled thereto, parking area and sidewalks (the "Common Area") shown within the area labeled "Office Building Parcel" on Exhibit A attached hereto and made a part hereof (hereinafter the "Office Building Parcel"), but reserving and excepting to LANDLORD the use of the demising walls, the area above the ceilings of the Leased Premises and the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and appurtenant fixtures leading through the Leased Premises in locations which will not materially interfere with TENANT'S use thereof.

                               ARTICLE III - TERM

         3.1 The term (the "Term") of this Lease shall be for three (3) years, as hereinafter provided, commencing upon November 1, 2004 (the "Commencement Date").

         In the event that the Term shall commence on a day other than the first of the month, then rent shall be immediately paid for such fractional month,

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prorated on the basis of a thirty (30) day month, and for the purposes of determining the date of expiration of this Lease or anniversary dates of the Commencement Date of this Lease, the Term of the Lease shall be deemed to commence on the first day of the calendar month next succeeding. A pro rata monthly installment of minimum annual rent shall be due on the first day of the last calendar month of the Term to cover rent for the last month of the term if the Term for any reason terminates on a day other than the last day of a calendar month. The pro rata calculation will be based on a thirty (30) day month.

         By taking occupancy of the Leased Premises, TENANT shall be deemed to have accepted the Leased Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that as of that time, all of the obligations of the LANDLORD imposed under this Lease shall have been performed.

                                ARTICLE IV - RENT

         4.1 TENANT hereby covenants and agrees to pay during the Term hereof (and at the rate for any partial month at the commencement of the term), initial minimum annual rent of Thirty Nine Thousand Seven Hundred Fifty-Six Dollars and Thirty-Six Cents ($39,756.36), payable without deduction, setoff or demand, in equal monthly installments of Three Thousand Three Hundred Thirteen Dollars and Three Cents ($3,313.03).The first monthly installment of minimum annual rent shall be due upon the execution of the Lease and continuing to be payable thereafter on the first day of each succeeding calendar month throughout the Term.

         There shall be added to any rent due hereunder, whether minimum or additional, or any other sums due, which are not paid within ten (10) days of the date that the same first became due, a late charge equal to ten percent (10%) of the amount so overdue, which amount shall not be deemed a penalty, but shall merely compensate Landlord for a portion of Landlord's expenses caused by Tenant's late payment.

                        ARTICLE V - INTENTIONALLY OMITTED

                       ARTICLE VI - INTENTIONALLY OMITTED

                      ARTICLE VII - SERVICES AND UTILITIES

         TENANT shall pay, as they become due, all bills for utilities furnished to the Leased Premises except as otherwise specifically herein provided. Notwithstanding the above, the LANDLORD agrees to pay for gas or electricity utilized to heat or cool water utilized in the heating and air conditioning system serving the Leased Premises, and to furnish hot and cold water to the

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lavatories in the Leased Premises and in the common area of the Office Building and reasonable heat and air conditioning to the hallways, stairways, and lavatories during normal business hours on regular business days (which shall not include Sundays and holidays as set forth in Exhibit B attached hereto and made a part hereof) of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during such regular business hours and to furnish such cleaning service to the common area of the Office Building as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to difficulty in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond LANDLORD'S control.

         LANDLORD shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Leased Premises as of the commencement date of this Lease. In the event TENANT requires additional utilities or equipment, the installation and maintenance thereof shall be the TENANT'S sole obligation, provided that such installation shall be subject to written consent of the LANDLORD.

                      ARTICLE VIII - USE OF LEASED PREMISES

         The TENANT shall use the Leased Premises only for general office use, and for no other purpose.

                        ARTICLE IX - COMPLIANCE WITH LAWS

         The TENANT acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any present or future law, ordinance or regulation of any State or Federal, municipal and local governments, including but not limited to any activity which impairs or interferes with any of the Building Systems (hereinafter defined) in the Office Building.

                              ARTICLE X - INSURANCE

         10.1 Throughout the term hereof, LANDLORD shall maintain a policy of insurance on the Office Building against damage by fire and such other risks covered by the so-called Extended Coverage endorsement to the extent of not less than the insurable replacement value thereof. Such policy or policies shall be issued by responsible insurance companies.

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         In the case of any loss or damage covered by such insurance, the proceeds of such insurance shall, subject to the provisions of Landlord's mortgage and the agreement of its mortgagee, be devoted by LANDLORD, so far as may be required hereunder, to the repair, rebuilding or restoration of the Office Building, provided, however, that this Lease shall not have been terminated.

         10.2 TENANT shall procure such insurance on its improvements and personal property as it deems appropriate.

         10.3 TENANT agrees to maintain with respect to the Leased Premises, Office Building, and Office Building Parcel, broad form commercial general liability insurance with limits in the amount of One Million Dollars ($1,000,000.00) per occurrence and property damage liability insurance in the amount of Five Hundred Thousand Dollars ($500,000.00) per occurrence and to submit copies of such policies and certificates of such insurance to LANDLORD. The insurers under such policies shall be satisfactory to LANDLORD and such policies shall name as insured parties LANDLORD and TENANT, as their interests may appear, and shall provide thirty (30) days' prior written notice to LANDLORD of lapse or cancellation. In the event TENANT shall fail to obtain such insurance, LANDLORD may, but shall not be obligated to, purchase such insurance on behalf of TENANT, and TENANT shall pay to Landlord the cost of such insurance upon demand by LANDLORD.

         10.4 TENANT will not do or omit any act, or keep anything in, upon or about the Leased Premises, the Office Building or the Office Building Parcel which may prevent or impair obtaining and maintaining any fire, liability or other insurance upon or written in connection with the Leased Premises, the Office Building or the Office Building Parcel or which may make any such insurance void or voidable or otherwise invalidate the obligations of the insurer contained therein, or which may create any extra premiums or increase the rate of any such insurance over that normally applicable to office buildings. TENANT agrees to pay to LANDLORD, upon demand, the amount of any extra premiums or any increase in the rate of such insurance which results from TENANT'S occupancy of or conduct in the Leased Premises, whether or not LANDLORD has consented to such business. IF TENANT installs any electrical equipment that overloads the lines in accordance with the provisions hereof, it shall make whatever changes are necessary to comply with the requirements of the insurance underwriter or governmental authorities having jurisdiction.

                            ARTICLE XI - MAINTENANCE

         11.1 TENANT shall at its own cost and expense maintain the Leased

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Premises in good condition, ordinary wear and tear, damage by fire and other casualty, damage occasioned solely by reason of acts and omissions of LANDLORD, and taking by eminent domain, only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging as of the Commencement Date of this Lease that the Leased Premises are in good order and the glass whole. The TENANT shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste.

         TENANT shall furnish the Leased Premises in a neat and attractive manner, and shall maintain the Leased Premises in a clean, orderly, and professional condition at all times during this Lease or any extension thereof.

         11.2 The LANDLORD agrees to maintain the structure, including the roof and foundation, and the Common Area of the Office Building and the HVAC, electrical, and plumbing systems serving the Building in the same condition as they are at the commencement of the term, reasonable wear and tear, damage by fire, taking by eminent domain, and damage insured against and with respect to which TENANT obtains proceeds of insurance only excepted, unless such maintenance is required because of TENANT or those for whose conduct the TENANT is legally responsible.

         11.3 TENANT agrees to give prompt notice in writing to LANDLORD of any defective condition or the need for repairs in the Leased Premises for which LANDLORD is responsible under this Article XI. LANDLORD shall have a reasonable opportunity to repair the same or cure such defect.

                   ARTICLE XII - CONSTRUCTION AND ALTERATIONS

         12.1 TENANT has inspected the Leased Premises and has agreed to accept the Leased Premises in "As Is" condition, with all faults, and without representation or warranty by LANDLORD with respect to any matter, all implied warranties being hereby expressly waived. LANDLORD shall have no obligation to perform any work in connection with the Leased Premises, whether on or off-site, and shall have no obligation to apply for or obtain any governmental consents or permits.

         Any additional work required for TENANT to use the Leased Premises for the intended purpose shall be at the sole cost and expense of TENANT. Any equipment or work which the LANDLORD installs or constructs in the Leased Premises on the TENANT'S behalf and at the TENANT'S request shall be paid for by TENANT within fifteen (15) days after receipt of a bill therefor at cost, plus fifteen percent (15%) for overhead and supervision.

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         12.2 Any work required for TENANT to use the Leased Premises for the intended purpose shall be at the sole cost and expense of TENANT and shall be deemed to be "Tenant's Work". TENANT shall make no alterations of any nature without (i) LANDLORD'S prior written consent, and (ii) TENANT submitting to LANDLORD plans and specifications, in accordance with Section 12.3 below. In no event shall TENANT's alterations affect the Building's structure or electrical, mechanical, plumbing or HVAC systems(the "Building Systems").

         12.3 TENANT shall prepare, at its sole cost and expense, complete plans and specifications prepared by a professional architect or engineer for all Tenant's Work, whether original or alterations, in such detail as LANDLORD may require and in compliance with all applicable statutes, ordinances, regulations and codes. TENANT shall submit such plans and specifications to LANDLORD or LANDLORD'S designated representative for written approval prior to commencement of any work, together with the name of the contractor or contractors to perform such work. All contractors or others performing work on the Leased Premises shall be approved in writing by LANDLORD. TENANT shall employ only such labor as will not cause any conflict or controversy with any labor organization representing trades performing work for LANDLORD or others in the Office Building Parcel, or any part thereof, including the Leased Premises. TENANT shall obtain all permits and approvals prior to commencing Tenant's Work. All such allowed alterations shall be at TENANT'S expense, shall be in quality at least equal to the contemplated or then existing construction, as the case may be, and shall be prosecuted diligently and completed in a good and workmanlike manner.

         12.4 Any alterations or improvements made by the TENANT shall become the property of the LANDLORD at the termination of occupancy as provided herein; provided, however, that TENANT shall be obligated to remove such improvements, fixtures and equipment at the said termination of occupancy as LANDLORD shall request prior to such termination, the TENANT being obligated to repair any damage which such removal may cause. TENANT agrees that any window treatments installed by TENANT in the Leased Premises which are visible from the exterior of the Leased Premises shall be of a type and color to be determined by LANDLORD or shall be approved in advance by LANDLORD, which approval may be withheld for any reason.

         12.5 TENANT shall not suffer or permit any liens to stand against the Leased Premises or Office Building or Office Building Parcel by reason of work, labor, services or materials done for or at the request of TENANT. TENANT shall cause any such lien to be discharged within five (5) days after the date of filing thereof. If TENANT shall fail to take such action as shall cause such

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lien to be discharged within five (5) days after the filing of such notice,
LANDLORD may pay the amount of such lien or discharge the same by deposit or bonding proceedings, and in the event of such deposit or bonding proceedings, LANDLORD may require the lienor to prosecute an appropriate action to enforce the lienor's claim and may pay any judgment recovered on such claim. In the event that LANDLORD does any of the things it is by this paragraph empowered to do, TENANT shall promptly reimburse LANDLORD for any sums expended by LANDLORD in connection therewith, including any sum paid in discharge of any lien or judgment, for premiums on bonds, or for attorney's fees. All such sums shall be payable upon demand with interest at the rate of eighteen percent (18%) per annum.

         12.6 LANDLORD may, from time to time, enter the Leased Premises to perform construction work or make improvements, benefiting the common area of the Office Building or other tenants of the Office Building. LANDLORD agrees to give reasonable advance notice (except in the case of an emergency where no advance notice shall be required) to TENANT of LANDLORD'S need to enter the Leased Premises for such purposes and agrees to perform such work in a manner which will minimize any disruption to TENANT within the Leased Premises.

                      ARTICLE XIII - ASSIGNMENT/SUBLEASING

         TENANT agrees not to sell, assign, mortgage, pledge, franchise or in any manner transfer this Lease or any estate of interest thereunder and not to sublet the Leased Premises or any part or parts thereof and not to permit any licensee or concessionaire therein without the previous written consent of the LANDLORD in each instance first obtained. Notwithstanding the above, TENANT may sublet all or a portion of the Premises provided that (i) the terms of such sublease agreement and the identity of such sublessee shall be approved in advance by LANDLORD (such approval not to be unreasonably withheld, conditioned , or delayed) and (ii) LANDLORD shall be entitled to receive any rent or payments received by TENANT on account of such sublease which is, on a square foot basis, in excess of the rent paid by TENANT to LANDLORD on a square foot basis hereunder. Consent by LANDLORD to one assignment of this Lease or to one subletting, sale, mortgage, pledge or other transfer including licensing or the grant of a concession shall not be a waiver of LANDLORD'S right under this Article as to any subsequent similar action. Notwithstanding any assignment or subletting, TENANT shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. This prohibition includes any subletting or assignment which would otherwise occur by operation of law. In connection with any request by TENANT to assign or sublet this Lease, TENANT shall pay to LANDLORD, upon demand, any and

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all legal fees incurred by LANDLORD related to said request or the proposed assignment.

         LANDLORD'S rights to assign this Lease are and shall remain unqualified. Upon any sale of the Leased Premises and provided the purchaser assumes all obligations under this Lease, LANDLORD shall thereupon be entirely freed of all obligations of the LANDLORD hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance. LANDLORD shall give TENANT notice of any transfer or assignment of this Lease. Upon the sale or other transfer of LANDLORD'S interest in this Lease, TENANT agrees to recognize and attorn to such transferee as LANDLORD, and TENANT further agrees to execute and deliver a recordable instrument setting forth the provisions of this paragraph.

                           ARTICLE XIV - SUBORDINATION

         This Lease is and shall be subject and subordinate to all matters of record, including without limitation, ground leases and mortgages, any of which may now or hereafter be placed on or affect the Leased Premises, or any part thereof and to each advance made or to be made under any part thereof and to each advance made or to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that said mortgagee or ground LANDLORD agrees in writing delivered to TENANT to recognize this Lease, and not to disturb TENANT'S rights thereunder, and provided further that to the extent that the TENANT has agreed or does agree with LANDLORD'S first mortgagee not to subordinate this Lease to any second mortgage or ground lease without such first mortgagee's consent, then this Lease shall not be deemed subordinate to any second mortgage or ground lease until such consent is received from such mortgagee. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, TENANT shall execute and deliver promptly any certificate that LANDLORD and/or any mortgagee and/or LANDLORD under any ground or underlying lease and/or their respective successors may require and TENANT hereby appoints LANDLORD and/or any mortgagee and/or the LANDLORD under any ground or underlying lease and/or their respective successors in interest as TENANT'S attorney-in-fact to execute and deliver any such certificate or certificates for, in the name of and on behalf of TENANT should TENANT not deliver the same to LANDLORD within the ten (10) days of LANDLORD'S request therefor.

         Without limitation of any of the provisions of this Lease, if any ground LANDLORD or mortgagee shall succeed to the interest of LANDLORD by reason

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of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or the expiration or sooner termination of such ground lease, however caused, then such successor shall give written notice to TENANT (which in the case of a ground lease shall be within thirty (30) days after such expiration or sooner termination) that it is succeeding to the interest of LANDLORD under this Lease; and in such event, the TENANT shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to LANDLORD to perform and observe all the TENANT'S obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, TENANT agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of TENANT'S agreement to LANDLORD, and/or the ground LANDLORD, or such mortgagee, and/or their respective assigns and TENANT'S attorney-in-fact, to execute and deliver any such agreement of attornment for and on behalf of TENANT.

                         ARTICLE XV - LANDLORD'S ACCESS

         The LANDLORD or agents of the LANDLORD may, upon reasonable prior notice (except no notice shall be necessary in the event of an emergency), at reasonable times, enter to view the Leased Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LANDLORD should elect to do and may show the Leased Premises to others, and at any time within SIX (6) months before the expiration of the term, may affix to any suitable part of the Leased Premises a notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation. LANDLORD agrees to make such entries in a manner which will minimize any disruption to TENANT within the Leased Premises.

                          ARTICLE XVI - INDEMNIFICATION

         TENANT hereby covenants to indemnify and save harmless, LANDLORD and LANDLORD's partners, agents, servants, employees, officers, attorneys, shareholders and directors (collectively, "Landlord Group") from and against any actions, judgments, damages, costs, claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority, including attorneys fees and expenses:

                  (a) On account of or based upon any injury to person, or loss of or damage to property sustained or occurring in, on, upon the Leased Premises.

                  (b) To the extent based upon any injury to person or loss of

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or damage to property sustained or occurring in or about the Office Building or
Office Building Parcel, arising out of the negligence of TENANT its employees, agents, contractors, subtenants, assignees, licensees, or invitees, but solely insofar as such negligence of TENANT occurs in its capacity as a tenant and the relationship of such employees, agents, contractors, assignees, licensees, or invitees with TENANT arises as a result of TENANT's occupancy of the Premises as a tenant and is not related to services performed by TENANT in its capacity as manager of the Shopping Center pursuant to a Management Agreement of even date herewith, in addition to and not in limitation of subparagraph (a) above.

     Neither LANDLORD nor Landlord Group shall be liable for any defect in the Leased Premises, Common Area, the Office Building or Office Building Parcel or in any of the improvements, equipment, machinery, or apparatus thereon, nor shall LANDLORD nor Landlord Group be liable to TENANT for any loss of life, bodily or personal injury, or property damage of TENANT caused by or resulting from: (i) steam, snow or ice, (ii) leakage, backing up, seepage, or overflow of water or sewer, (iii) fire, casualty, act of God or the elements, or (iv) the design, construction, operation or use of any improvement, machinery, apparatus or equipment in or on the Leased Premises, Common Area or Office Building Parcel except to the extent that the same shall have resulted from the negligence of LANDLORD or Landlord Group or from a failure by LANDLORD to perform its obligations under this Lease.

         In the event the Landlord Group or any member thereof shall be made a party to any litigation arising out TENANT's occupancy of the Leased Premises as tenant (and unrelated to TENANT's responsibilities as manager of the Shopping Center) and LANDLORD's liability for claims made against it would be limited to claims and amounts for which TENANT would be responsible hereunder, TENANT shall indemnify, protect and save harmless the Landlord Group therefrom and shall pay upon demand all damages, costs, expenses and attorneys' fees arising out of or related thereto.

         TENANT shall store, sell and use TENANT'S property, fixtures, inventory, and equipment in, the Leased Premises and all other portions of the Common Area and Office Building, at TENANT'S own risk, and TENANT shall and does hereby release the Landlord Group from and against any and all claims of any nature arising out of or related thereto.

         Anything in this lease to the contrary notwithstanding, neither LANDLORD nor Landlord Group shall have personal liability hereunder and TENANT shall look solely to the estate and property of LANDLORD in the land and the

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Office Building for the collection of any judgment or other judicial process arising out of any default or breach by LANDLORD with respect to any of the terms of covenants of this lease to be observed or performed by LANDLORD, and no other assets of LANDLORD or Landlord Group shall be subject to levy, execution or other procedures for the satisfaction of TENANT'S remedies.

     This Article XVI shall survive the termination of this Lease.

                      ARTICLE XVII - WAIVER OF SUBROGATION

         TENANT covenants that with respect to any insurance coverage carried by TENANT in connection with the Leased Premises or the Office Building or Office Building Parcel (whether or not such insurance is required by the terms of this Lease) such insurance shall provide for the waiver by the insurance carrier of any subrogation rights against LANDLORD, its agents, servants and employees.

                  ARTICLE XVIII - FIRE, CASUALTY/EMINENT DOMAIN

         18.1 (A) If the Leased Premises or any part thereof shall be damaged by fire or other casualty, TENANT shall give immediate notice thereof to LANDLORD. If a substantial portion of the Office Building or the Leased Premises shall be damaged by fire or other casualty, the LANDLORD may elect to terminate this Lease by giving the TENANT notice of such election within sixty (60) days of such fire or other casualty.

         (b) If the Leased Premises or any part thereof shall be damaged by fire or other casualty, and the LANDLORD does not elect to terminate the Lease pursuant to this Section 18.1, LANDLORD shall proceed with reasonable diligence at its expense to repair or cause to be repaired such damage provided that LANDLORD shall not be obligated to expend funds therefore in excess of the amount recoverable from LANDLORD'S insurer on account of such damage. All repairs to and replacements of TENANT'S property and alterations installed at TENANT'S expense shall be made by and at the expense of TENANT. If the Leased Premises or any part thereof shall have been rendered unfit for TENANT'S use and occupation by reason of such damage, the minimum annual rent or a just and proportionate part thereof, according to the nature and extent of the impairment of the Leased Premises and the TENANT'S use thereof shall be abated until the Leased Premises (except as to TENANT'S property and alterations installed at TENANT'S expense) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such casualty and are rendered suitable for TENANT'S occupancy. LANDLORD shall not be liable for delays in the

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making of any such repairs due to acts of God, as defined herein, nor shall
LANDLORD be liable for any inconvenience or annoyance to TENANT or injury to TENANT'S business resulting from reasonable delays in repairing such damage.

         (c) In case the Office Building or any part thereof materially affecting TENANT'S use of the Leased Premises is so damaged by such fire or other casualty that reconstruction of the Office Building and the Leased Premises to substantially their former condition (except as to TENANT'S property and alterations installed at TENANT'S property and alterations installed at TENANT'S expense) may reasonably be expected to take more than one hundred eighty (180) days from the date of damage to complete, or if LANDLORD fails within sixty (60) days of written notice from TENANT to confirm in writing that LANDLORD will so restore the Leased Premises and has or will have funds (insurance proceeds or otherwise) sufficient therefor, then, whether or not the Leased Premises shall have been damaged by such fire or other casualty, this Lease and the term hereof may be terminated at the election of the TENANT by a notice in writing of its election to terminate on a date stated in the notice, which notice shall be given no later than seventy (70) days after such damage and which date of termination shall be not less than thirty (30) days after the day on which such termination notice is given. In the event any such notice is duly given, this Lease and the term hereof shall expire, and rent shall be apportioned, as of such termination date.

         18.2 (a) In the event that a substantial portion of the Office Building shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, then this Lease and the term hereof may be terminated at the election of LANDLORD by a notice in writing of its election so to terminate, which notice shall be given no later than sixty (60) days following the date on which LANDLORD shall have received notice of such taking, appropriation, or condemnation. If the entire Leased Premises or such portion thereof or a substantial portion of the Office Building Parcel or the access thereto shall be so taken, appropriated, or condemned, such that TENANT shall be precluded from utilizing the Leased Premises substantially as contemplated, then this Lease and the term hereof may be terminated at the election of TENANT by a notice in writing of its election so to terminate, which notice shall be given no later than sixty (60) days following the date on which TENANT shall have received notice of such taking, appropriation or condemnation. Upon the giving of any such notice of termination (either by LANDLORD or TENANT) this Lease and the term hereof shall terminate on or retroactively as of the date on which LANDLORD or TENANT, as the case may be, shall be required to vacate any portion

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of the area so taken, appropriated or condemned or shall be deprived of the means of access thereto, provided, however, that LANDLORD may in LANDLORD'S notice of termination elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of such termination, this Lease and the term hereof shall expire as of such effective termination date and rent shall be apportioned as of such date.

     (b) If neither party (having the right to do so) elects to terminate this Lease and the term hereof, LANDLORD shall, with reasonable diligence and at LANDLORD'S expense, restore the remainder of the Leased Premises (but not TENANT'S personal property or alterations installed at TENANT'S expense), and the means of access thereto, as nearly as practicable to the condition which obtained prior to such taking, appropriation or condemnation, in which event the minimum annual rent shall be adjusted such that a just proportion of the minimum annual rent shall be abated according to the nature and extent of the taking, appropriation or condemnation. LANDLORD shall not be liable for any delays in such restoration which are due to acts of God, as defined herein, nor shall LANDLORD be liable for any inconvenience or annoyance to TENANT or injury to TENANT'S business resulting from reasonable delays in such restoration (although the same shall be taken into account in connection with any abatement of rent). LANDLORD expressly reserves and TENANT hereby assigns to LANDLORD all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, excluding only rights to compensation or damages relating to TENANT'S fixtures, property, or equipment or relocation expenses made directly to TENANT by a governmental agency or entity.

                  (c) If the Leased Premises or any part thereof or the access thereto shall be taken, appropriated or condemned for any temporary use (i) this Lease shall be and remain unaffected thereby and TENANT shall continue to pay the full amount of the rent, (ii) TENANT shall be entitled to receive for itself any award made for such use allocable to the term of this Lease, and (iii) TENANT shall be responsible for any repairs necessary to restore the Leased Premises to their condition prior to such taking, appropriation or condemnation, provided that if any such taking, appropriation or condemnation extends beyond the term of this Lease then the costs of such repairs shall be allocated between LANDLORD and TENANT in proportion to the amount of any award each receives. Any taking, appropriation or condemnation continuing in excess of one (1) year shall be deemed to be a permanent taking, appropriation or condemnation and shall be governed by subparagraphs (a) and (b) above.

                              ARTICLE XIX - DEFAULT

         19.1 If TENANT shall default in the payment of rent or any other charges due hereunder and such default shall continue for ten (10) days after written notice to TENANT, or if TENANT shall default in the performance of any other of its obligations and such default shall continue for ten (10) days after written notice thereof to the TENANT (except that if the TENANT cannot reasonably cure any such default of its other obligations within said ten (10) day period, this period may be extended for a reasonable time not exceeding thirty (30) days, provided that the TENANT commences to cure such default within the ten(10) day period and proceeds diligently thereafter to effect such cure), or TENANT fails to take possession or occupancy of, or abandons the Leased Premises, for more than two weeks, or an assignment or sublease in breach of
Article XIII, or if the TENANT shall file a petition under any bankruptcy or insolvency law, or if such a petition filed against TENANT is not dismissed within sixty (60) days, or if the TENANT shall be adjudicated bankrupt or insolvent according to law, or if the TENANT shall make any assignment for the benefit or creditors, or if the TENANT shall file any petition seeking a reorganization, arrangement or similar relief, or if a receiver, custodian, trustee or similar agent of the Leased Premises or of all or a substantial part of TENANT'S assets shall be authorized or appointed, or if TENANT'S interest in this Lease is taken upon execution or other process of law in any action against TENANT.

 Upon the occurrence of any of such events described above the LANDLORD may lawfully enter the Leased Premises and repossess the same as the former estate of the LANDLORD, or terminate this Lease by written notice to TENANT and, in either event, expel the TENANT and those claiming through or under the TENANT any process of law, and remove their effects without prejudice to any other remedy which the LANDLORD may have for arrears of rent and other charges due hereunder or proceeding on account of breach of covenant, and upon entry or notice as aforesaid, this Lease shall terminate. TENANT covenants, in case of any default by TENANT hereunder (which covenant shall survive the termination of this Lease), to pay LANDLORD all costs of enforcing its rights under this Lease (including, without limitation, reasonable attorney's fees and expenses), loss of rent, reletting expenses, and brokerage fees together with, as agreed liquidated damages, the greater of either (i) the amount by which, at the termination of the Lease, the aggregate of the rent and other sums payable hereunder projected over a period from such termination until the termination date stated herein as the same may have been extended exceeds the aggregate projected fair market rental value of the Leased Premises for such period, or

(ii) an amount equal to the rent (including, without limitation, tax payments projected on the basis of experience under this Lease) and other sums which would have been payable had the Lease not so terminated (subject to off-set for net rents actually received from reletting after subtraction of the expenses of reletting), payable upon the due dates as specified herein.

         LANDLORD may bring legal proceedings for the recovery of such damages, or any installments thereof, from time to time at its election, and nothing contained herein shall be deemed to require LANDLORD to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

         Nothing herein contained shall be construed as limiting or precluding LANDLORD'S recovery from TENANT of any amount or damages (including, without limitation, reasonable attorney's fees and expenses) to which, in addition to the damages particularly provided above, LANDLORD may lawfully be entitled by reason of any default hereunder on the part of TENANT.

         19.2 LANDLORD shall not be in default of any of its obligations unless it shall fail to perform such obligations within thirty (30) days (or such further time as is reasonably necessary) after receipt of written notice thereof from TENANT. Notwithstanding the foregoing, LANDLORD shall respond to any of its obligations involving emergency situations on an as soon as possible basis. TENANT shall give like notice to any mortgagee which has so requested in writing, which mortgagee shall have like opportunity to cure.

         19.3 (a) If TENANT shall default in the observance or performance of any term, covenant or condition on its part to be observed or performed under this Lease, LANDLORD, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of TENANT, immediately but with notice which is reasonable under the circumstances in case of emergency, and in any other case after TENANT shall fail to remedy such default within the time set forth in this Lease, and after LANDLORD shall have given notice to TENANT of such failure. If LANDLORD makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, reasonable attorney's fees and expenses, such sums paid or obligations incurred, with interest at the rate of eighteen percent (18%) per annum shall be paid to LANDLORD by TENANT as rent hereunder.

                               ARTICLE XX - NOTICE

         Any notice from the LANDLORD to the TENANT shall be deemed duly served if mailed to the TENANT at the address set forth on page one of this Lease prior to the commencement of the term, or to the Leased Premises after the commencement date, registered or certified mailed, return receipt requested, postage prepaid, Federal Express or other recognized overnight carrier. Any notice from the TENANT to the LANDLORD relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LANDLORD by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized overnight carrier, addressed to the LANDLORD at 1000 Franklin Village Drive, Suite 301, Franklin, Massachusetts 02038 or at such other address as the LANDLORD may from time to time advise in writing.

                             ARTICLE XXI - SURRENDER

         Subject to the provisions of Article 12.2 hereof, the TENANT shall at the expiration or other termination of this Lease remove all TENANT'S goods and effects from the Leased Premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the TENANT, either inside or outside the Leased Premises). TENANT shall deliver to the LANDLORD the Leased Premises and (subject to the provisions of Article XII hereof) all keys and locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Leased Premises, in good condition, ordinary wear and tear, only excepted. In the event of the TENANT'S failure to remove any of TENANT'S property from the Leased Premises, LANDLORD is hereby authorized upon five (5) days notice to TENANT without liability to TENANT for loss or damage thereto, and at the sole risk of TENANT, to remove and store any of said property at TENANT'S expense, or to retain same under LANDLORD'S control or to sell at public or private sale, without notice of any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

                   ARTICLE XXII - COVENANT OF QUIET ENJOYMENT

         LANDLORD hereby warrants that it and no other person or corporation has the right to Lease the Leased Premises hereby demised. So long as TENANT shall perform each and every covenant to be performed by TENANT hereunder (subject to applicable grace periods), TENANT shall have peaceful and quiet possession of the Leased Premises without hindrance on the part of the LANDLORD or persons claiming by or through the LANDLORD or anyone under LANDLORD'S control.

                           ARTICLE XXIII - INSPECTION

         TENANT will permit LANDLORD, its agents, employees and contractors to enter all parts of the Leased Premises upon prior reasonable notice to inspect the same and to enforce or carry out any provision of this Lease.

                            ARTICLE XXIV - NON-WAIVER

         No reference to any specific right or remedy shall preclude LANDLORD from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled either at law or in equity.

         LANDLORD'S failure to insist upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect.

                       ARTICLE XXV - CAPTIONS AND HEADINGS

         The captions and headings used herein are intended only for the convenience of the reference and are not to be used in construing this instrument.

                          ARTICLE XXVI - APPLICABLE LAW

         This Lease shall be construed under the laws of the Commonwealth of Massachusetts. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                         ARTICLE XXVII - NO PARTNERSHIP

         Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

                           ARTICLE XXVIII - LIABILITY

         If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as TENANT, the liability of each individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In a like manner, if the TENANT named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be deemed to be joint and several.

         TENANT shall neither assert nor seek to enforce any claim for breach of this Lease against any of LANDLORD'S assets other than LANDLORD'S interest in the Office Building and in the rents, issues and profits thereof (but not including funds distributed by LANDLORD to the shareholders, partners or beneficiaries), and TENANT agrees to look solely to such interest for the satisfaction of any liability of LANDLORD under this Lease. In no event shall LANDLORD (which term shall include without limitation all of the officers, trustees, directors, partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives, disclosed or undisclosed, thereof) ever be personally liable for any such liability or ever be personally liable for damages, whether direct, consequential, punitive or otherwise. Each LANDLORD shall be liable only for events occurring during that person's ownership of LANDLORD'S estate.

                      ARTICLE XXIX - RULES AND REGULATIONS

         The rules and regulations attached to this Lease as Exhibit B and made a part hereof are hereby made a part of this Lease, and TENANT agrees to comply with and observe the same. TENANT'S failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. LANDLORD reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional reasonable rules and regulations applicable to the Leased Premises, the Office Building, the Office Building Parcel and the Shopping Center. Notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to TENANT and TENANT agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto and supplements thereof. LANDLORD agrees that such rules and regulations shall be enforced by LANDLORD on a uniform and nondiscriminatory basis.

                            ARTICLE XXX - EXAMINATION

         The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective only upon execution and delivery thereof by LANDLORD and TENANT.

                             ARTICLE XXXI - ESTOPPEL

         TENANT agrees that at any time and from time to time at reasonable intervals, within ten (10) days after written request by LANDLORD, TENANT will execute, acknowledge and deliver to LANDLORD, LANDLORD'S mortgagee, or an assignee designated by LANDLORD, a writing ratifying this Lease and certifying:
(a) that TENANT has entered into occupancy of the Leased Premises and the date of such entry if such is the case; (b) that this Lease is in full force and effect, and has not been assigned, modified, supplemented or amended in any way (or if there has been any assignments, modification, supplement or amendment, identifying the same); (c) that this Lease represents the entire agreement between LANDLORD and TENANT as to the subject matter hereof (or if there has been any assignment, modification, supplement or amendment, identifying the same); (d) the date of commencement and expiration of the term; (e) that all conditions under this Lease to be performed by LANDLORD have been satisfied and all required contributions by LANDLORD to TENANT on account of TENANT'S improvements have been received (and, if not, what conditions remain unperformed or contribution unpaid); (f) that to the knowledge of the signer of such writing, except as otherwise stated, no default exists in the performance or observance of any covenant or condition in this Lease and there are no defense or offsets of which the signer may have knowledge; (g) the amount of minimum rent then payable hereunder;(h) that minimum rent and all other rentals have been paid under this Lease, if such be the case; and (i) such other information as LANDLORD may reasonably request. TENANT hereby irrevocably appoints LANDLORD its attorney-in-fact to execute such a writing in the event TENANT shall fail to do so within ten (10) days of receipt of LANDLORD'S request.

                            ARTICLE XXXII - HOLDOVER

         If TENANT remains in the Leased Premises beyond the expiration or earlier termination of the term of this Lease without the consent of LANDLORD, such holding over shall not be deemed to create any tenancy, but TENANT shall be a tenant-at-sufferance only and shall pay rent to LANDLORD at the times and in the manner determined by LANDLORD at a daily rate equal to one and one half (1.5) the amount of all rent and other sums payable under this Lease as of the day preceding the expiration or termination of this Lease as aforesaid. If LANDLORD gives TENANT written permission to holdover after the term hereof, rental shall be payable at the then applicable rental rate under this Lease for the period of such holdover.

                        ARTICLE XXXIII - NOTICE OF LEASE

         TENANT agrees that it will not record this Lease. LANDLORD and TENANT shall, upon request of either, execute and deliver a notice of this Lease in such recordable form as may be required by applicable statute.

                      ARTICLE XXXIV - ALL AMOUNTS ARE RENT

         All amounts payable to TENANT to LANDLORD under any provision of this Lease shall be deemed to be rent or additional rent for the use of the Leased Premises, and LANDLORD'S remedies for the nonpayment of such amounts shall be the same as for nonpayment of minimum annual rent.

                           ARTICLE XXXV - ACTS OF GOD

         In any case where either party is required to do any act other than the payment of rent, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, unusual government regulations, unusually severe weather or other causes beyond such party's reasonable control shall not be counted in determining the time during which such act shall be completed, whether such time be designated as a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay.

                   ARTICLE XXXVI - NO ACCORD AND SATISFACTION

         No acceptance by LANDLORD of a lesser sum than the minimum annual rent, additional rent, or any other charge then due shall be deemed to be other than on account of the earliest installment of such amount due, and notwithstanding any endorsement or statement on any check or any letter accompanying any check for payment, LANDLORD may accept such check or payment without prejudice to LANDLORD'S right to recover the balance of such amount or pursue any other remedy provided in this Lease or by law.

                       ARTICLE XXXVII - PARTIAL INVALIDITY

         The invalidity of one more of the provisions of this Lease shall not affect the remaining portions of this Lease; and, if any one or more of the provisions of this Lease should be declared invalid by final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid provisions had not been included in this Lease.

                     ARTICLE XXXVIII - UNIFORM SIGN PROGRAM

         TENANT agrees to pay for its share of the installation of the directory of the TENANT'S of the Office Building and shall pay for installation of any and all signs permitted by LANDLORD, which shall be consistent with the sign criteria attached hereto as Exhibit C and made a part hereof.

                             ARTICLE XXXIX - BROKERS

         LANDLORD and TENANT each represent to the other that they have not entered into any agreement or incurred any obligation in connection with this transaction which might result in the obligation to pay a brokerage commission to any broker other than Cedar Shopping Centers Partnership, L.P. ("Broker").TENANT agrees to indemnify and hold harmless LANDLORD from and against any and all costs, expense or liability (including, attorneys' fees) for any compensation, commission and charges caused by any broker or agent (other than the Broker) by reason of any broker or agent having had conversations or dealings with TENANT with respect to this Lease or the negotiations thereof.

                          ARTICLE XL - HAZARDOUS WASTES

         TENANT shall neither suffer nor itself manufacture, store, handle, transport, dispose of, spill, leak, dump any toxic or hazardous waste, waste product or substance (as they may be defined in any Federal or State statute, rule or regulation pertaining to or governing such wastes, waste products or substances) at the Building, Common Area or Office Building Parcel at any time during the Term.

         If Hazardous Substances are used, stored, generated or disposed of on or in the Leased Premises or Building whether or not permitted by LANDLORD or if the Leased Premises become contaminated in any manner TENANT shall indemnify and hold harmless the LANDLORD from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses, including reasonable attorney's fees and costs, arising out of or in any way connected with the use, manufacture, storage or disposal of Hazardous Substances by TENANT or TENANT'S agents, employees or contractors. The indemnity obligations of TENANT under this provision shall survive any termination of the Lease.

                    ARTICLE XLI - OFFICE BUILDING ALTERATIONS

         LANDLORD shall have the right at any time without the same constituting an eviction and without incurring liability to TENANT therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Office

Building and to change the name, number or designation of which the Office Building may be known. There shall be no allowance for TENANT for diminution of rental value and no liability on the part of LANDLORD by reason of inconvenience, annoyance or injury to business arising from LANDLORD or other tenants' making any repairs in the Office Building or any such alterations, additions and improvements.

                             ARTICLE XLII - PARKING

         LANDLORD shall have the right to designate specific spaces to be used by TENANT and also the right from time to time to reassign such parking spaces when, in the opinion of the LANDLORD, a rearrangement of the parking allocations becomes necessary. TENANT shall comply with all rules and regulations which LANDLORD may reasonably prescribe from time to time for the proper functioning, operation and control of the parking facilities. The regulations shall also control the use, hours of permitted occupancy, operation and placement of motor vehicles in the parking facilities, and shall also contain any other rules and regulations reasonably deemed necessary and proper by the LANDLORD for the orderly conduct and maintenance of said parking facilities. Any violation by the TENANT of said rules and regulations shall be conclusively presumed to be a violation of the terms of this Lease. Four parking spaces currently designated for use by Calarese Development Corporation in the location as shown in Exhibit A shall be designated for the exclusive use of TENANT and its invitees.

                           ARTICLE XLIII - TERMINATION

         TENANT and LANDLORD are simultaneously herewith entering into a Management Agreement (the "Management Agreement") whereby TENANT will perform certain services with respect to the Office Building and Office Building Parcel. In the event that the Management Agreement is terminated then LANDLORD or TENANT may terminate this Lease upon thirty (30) days written notice to the other and this Lease shall terminate upon the expiration of such 30-day period as if such date were the original Expiration Date set forth in this Lease.

                              ARTICLE XLIV - SIGNS

         TENANT shall not install any signs upon the Leased Premises, Office Building or Office Building Parcel without Landlord's prior written consent. If LANDLORD shall consent to any sign, upon termination of the Lease, TENANT shall remove said sign and restore the Leased Premises and/or the Office Building to the condition existing prior to the installment of such sign. TENANT may keep and maintain current sign locations occupied by Calarese Development Corporation as shown on Exhibit A.

                      ARTICLE XLV - SUCCESSORS AND ASSIGNS

         This Lease and the terms hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

                      ARTICLE XLVI - FINANCING REQUIREMENTS

         If in connection with obtaining financing for the Office Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, TENANT will not unreasonably withhold, delay, or condition its consent thereto, provided that such modifications do not increase the obligations of TENANT hereunder or materially adversely affect the leasehold interest hereby created.

                          ARTICLE XLVII-TIME OF ESSENCE

         Time is of the essence with respect to Tenant's obligations and covenants under this Lease.

                        ARTICLE XLVIII - ENTIRE AGREEMENT

         This Lease and the Exhibits hereto constitute the full and complete agreement between the parties hereto with respect to the Leased Premises and there are no other terms, obligations, covenants, representations, warranties or conditions other than contained herein.

IN WITNESS WHEREOF, LANDLORD and TENANT have caused this Lease to be signed, sealed and delivered as of the day first above written.

                                                   LANDLORD:
                                                   CEDAR-FRANKLIN VILLAGE, LLC

                                                   BY:_________________________
                                                      Name:
                                                      Title:

                                                   TENANT:
                                                   CALARESE Properties, Inc.

                                                   BY:_________________________
                                                      Name:
                                                      Title:

COUNTY OF                                                 __________ ___, 2004

         On this _____ day of ________, 2004, before me, personally appeared the above-named ROGER V. CALARESE, who, being by me duly sworn, acknowledged the foregoing instrument to be the free act and deed of Calarese Properties, Inc.

                                                          ---------------------
                                                          NOTARY PUBLIC
                                                          MY COMMISSION EXPIRES:


COUNTY OF ___________                                      _________ ___, 2004

         On this _____ day of ________, 2004, before me, personally appeared the above-named ______________, known to me to be the _______________ of
_________________and who, being by me duly sworn, acknowledged the foregoing instrument to be ___ free act and deed as said _______________ of Cedar-Franklin Village, LLC.

                                                          ----------------------
                                                          NOTARY PUBLIC
                                                          MY COMMISSION EXPIRES:

                                    EXHIBIT A

                                    EXHIBIT B

             FRANKLIN VILLAGE OFFICE BUILDING RULES AND REGULATIONS



1. The sidewalk, entrances, passages, corridors, vestibules, halls, elevators or stairways in and about the Office Building shall not be obstructed by Lessee.

2. Lessee shall not place objects against glass partitions, doors or windows which would be unsightly from the Office Building corridor or from the exterior of the Office Building.

3. Lessee shall not waste electricity or water in the Office Building or Premises and shall cooperate fully with Lessor to assure the most effective operation of the Building heating and air-conditioning systems.

4. No additional or different locks or bolts shall be affixed on doors by Lessee. Lessee shall return all keys to Lessor upon termination of Lessee's lease.

5. Lessee shall not allow peddlers, solicitors, or beggars in the Office Building and shall report such persons to the Building Office.

6. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises.

7. No space in the Office Building shall be used for manufacturing, or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

8. Lessee shall not engage or pay any employees of the Office Building without approval from the Lessor.

9. Lessee shall not bring into the Office Building and shall not permit or place within the Premises matter of any description which would result in a floor load in excess of the load which such floor was designed to carry, without prior written approval of Lessor in each instance.

10. All removals from the Office Building, or the carrying in or out of the Office Building or Premises of any freight, furniture or bulky matter of any description, must take place at such time and in such manner as Lessor may determine from time to time.

11. Lessor may prohibit any advertising by Lessee which refers to the Office Building and which in Lessor's opinion tends to impair the reputation of the Office Building.

12. Lessor reserves the right to exclude from the Office Building, between the hours of 6:00 a.m. and 8:00 a.m. on business days and at all hours on Saturday, Sunday and holidays, all persons who do not present a pass or other appropriate identification approved by the Lessor. Lessor will furnish passes to persons designated by Lessee. Lessee shall be responsible to Lessor for all acts of such persons.

13. Holidays, for purposes of Office Building operations, shall be those days upon which in the Town of Franklin, Massachusetts, the following holidays are observed from time to time:

                  New Years' Day                     Labor Day
                  Washington's Birthday              Columbus Day
                  Patriot's Day                      Veteran's Day
                  Memorial Day                       Thanksgiving Day
                  Independence Day                   Christmas Day
                  Easter Day

and any additional holidays there observed which may at ant time be provided by Town, County, State or Federal Governments.

14. Lessee shall cooperate with Lessor in minimizing loss and risk thereof from fire and associated perils.

15. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designated and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein.

16. Lessor shall not be responsible to any tenant for the non-observance or violation by any other tenant, however resulting, of any of the rules and regulations at any time prescribed for the Office Building.

                                    EXHIBIT C

                                FRANKLIN VILLAGE

                          OFFICE BUILDING SIGN CRITERIA


1. Lessee and sublessees shall be allowed to place one sign on the entrance to the Premises limited to the name of Lessee.

2. Lessee's and sublessees' name and the location of the Premises shall be shown on the interior and exterior Office Building Directory.

3. All signs allowed hereunder shall be subject to any and all required approvals from any local, state or federal government or governmental agencies.

4. The use of corporate shields, crests, logos or insignia will be permitted (subject to Lessor's approval) provided such corporate shields, crests, logos or insignia shall not exceed the height of upper case sign letters.

5. All signs shall be subject to Lessor's approval. Within ninety (90) days from either of the following dates, whichever occurs later: (a) receipt of Space Layout Drawings from Lessor, or (b) Execution of the Lease, Lessee shall submit three (3) sets of blueline prints of the drawings and specifications for all its proposed sign work. The drawings shall clearly show location of sign, graphics, color and construction and attachment details, along with material samples.

         As soon as possible after receipt of sign drawings, the Lessor shall return to the Lessee one (1) set of such sign drawings with its suggested modifications and/or approval. If upon receipt of approved sign drawings bearing Lessor's comments, Lessee wishes to take exception thereto, Lessee may do so in writing by Certified or Registered Mail of receipt of such sign drawings. Unless such action is taken, it will be deemed that such comments made by the Lessor on the sign drawings are acceptable to and approved by the Lessee.

6. Lessee shall be responsible for payment for the design, installation and operation of the signs permitted pursuant hereto.

7. Prohibited Types of Signs or Sign Components:

         a. Moving or rotating signs;

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         b. Back-illuminated signs;

         c. Signs employing moving or flashing lights;

         d. Signs employing exposed raceways, ballast boxes or transformers;

         e. Signs employing illuminated letters.

         f. Signs of box or cabinet type construction employing transparent, translucent or luminous plastic background panels.

         g. Signs employing luminous-vacuum formed type plastic letters;

         h. Signs employing noise making devices and components;

         i. Signs, letters, symbols or identification of any nature painted directly on the exterior surfaces of the premises;

         j. Free-standing signs;

         k. Signs employing unedged or uncapped plastic letters, or letters with no returns and exposed fastenings;

         l. Rooftop or exterior signs; and

         m. The name "Franklin Village" is not permitted in any Lessee's sign.


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